                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Trustees of

                                VALIC COMPANY I
                                VALIC COMPANY II

do hereby severally constitute and appoint Gregory N. Bressler, Evelyn Curran, Nori L. Gabert, Donna M. Handel, Greg Kingston, Mark Matthes and/or any of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with (i) filing with the Securities and Exchange Commission, including, but not limited to registrations statements on Form N-1A and From N-14, and any and all amendments thereto, proxy and information statements, with full power and authority to execute said Registration Statement or filing for and on behalf of the undersigned, in our names and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and (ii) all filings with, and other documents with respect to, states, cities, municipalities, regulatory bodies, self-regulatory bodies, stock exchanges or divisions thereof, including, but not limited to Articles of Incorporation, Declarations of Trust, By-Laws, and any and all amendments thereto, with full power and authority to execute said document or filing for and on behalf of the undersigned, in our names and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the applicable states, cities, municipalities, regulatory bodies, self-regulatory bodies, stock exchanges or divisions thereof. The undersigned hereby give to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting. The undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.

     WITNESS the due execution hereof on the date and in the capacity set forth below.

SIGNATURE                      TITLE                              DATE
---------                      -----                              ----


/s/ Evelyn M. Curran           President                          April 24, 2007
----------------------------   (Principal Executive Officer)
Evelyn M. Curran


/s/ Gregory R. Kingston        Treasurer                          April 24, 2007
----------------------------   (Principal Financial
Gregory R. Kingston            and Accounting Officer)


/s/ Thomas J. Brown            Independent Director and Trustee   April 24, 2007
----------------------------
Thomas J. Brown


/s/ Judith L. Craven           Independent Director and Trustee   April 24, 2007
----------------------------
Judith L. Craven


/s/ William F. Devin           Independent Director and Trustee   April 24, 2007
----------------------------
William F. Devin


/s/ Timothy J. Ebner           Independent Director and Trustee   April 24, 2007
----------------------------
Timothy J. Ebner



/s/ Gustavo E. Gonzales, Jr.   Independent Director and Trustee   April 24, 2007
----------------------------
Gustavo E. Gonzales, Jr.


/s/ Norman Hackerman           Independent Director and Trustee   April 24, 2007
----------------------------
Norman Hackerman


/s/ Peter A. Harbeck           Director and Trustee               April 24, 2007
----------------------------
Peter A. Harbeck


/s/ John W. Lancaster          Independent Director and Trustee   April 24, 2007
----------------------------
John W. Lancaster


/s/ Kenneth J. Lavery          Independent Director and Trustee   April 24, 2007
----------------------------
Kenneth J. Lavery


/s/ Ben H. Love                Independent Director and Trustee   April 24, 2007
----------------------------
Ben H. Love


/s/ John E. Maupin, Jr.        Independent Director and Trustee   April 24, 2007
----------------------------
John E. Maupin, Jr.


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